AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this "Amendment") to an Employment Agreement (the "Employment Agreement") dated August 25, 2021, by and between CFN Enterprises Inc., a Delaware corporation (the “Company”), and Mario Marsillo Jr. (the “Employee”), is entered as of this 1st day of July 2023. Each of the Company and the Employee may be referred to hereinafter as a "Party" and collectively, the "Parties".

WHEREAS, the Parties have entered the Employment Agreement as of August 25, 2021; and

WHEREAS, the Parties now wish to adjust the Term of the Agreement and the Employee’s salary.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.Section 1 of the Employment Agreement is hereby replaced in its entirety with the following:

1.       Term. The Company employs Employee, subject to the terms and conditions of this Agreement, through the earlier of December 31, 2029 or such date as this Agreement shall terminate or expire as provided herein (the “Term”).

2.The “Annual Base Salary” (as defined in the Agreement) of the Employee is hereby revised to $300,000.

3.All other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

EMPLOYEE:

/s/ Mario Marsillo Jr.

Mario Marsillo Jr.

CFN Enterprises Inc.

By: /s/ Brian Ross

Name: Brian Ross

Title: Chief Executive Officer